Exhibit 99.1

Harrow Acquires Global Rights to TYRVAYA®,

the First and Only FDA-Approved Nasal Spray for Dry Eye Disease

NASHVILLE, Tenn., August 6, 2026 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, today announced that it has entered into a definitive agreement to acquire TYRVAYA® (varenicline solution) nasal spray 0.03 mg from Viatris Inc., a global healthcare company. TYRVAYA is a cholinergic agonist indicated for the treatment of the signs and symptoms of dry eye disease (DED) and is currently approved in the U.S., China, and Taiwan, with marketing authorization applications pending in other countries.

This acquisition expands Harrow’s dry eye portfolio, complementing the Company’s flagship VEVYE franchise by addressing dry eye disease with a different underlying mechanism of action. Together, VEVYE and TYRVAYA enable Harrow to provide physicians with a broader range of differentiated treatment options while addressing the diverse needs of patients with dry eye disease. Because TYRVAYA is delivered as a nasal spray rather than an eye drop, it avoids ocular instillation-site reactions entirely; its prescribing information includes no contraindications and no warnings or precautions, and its most common adverse reaction, sneezing, is transient. Drop-free DED management is a meaningful differentiator for patients who struggle with or cannot tolerate topical drops, including those who experience burning, stinging, or other ocular adverse reactions associated with eye drops. The acquisition also leverages Harrow’s sales, marketing, market access, medical affairs, and reimbursement infrastructure and is expected to further strengthen the Company through the addition of select talent from Viatris.

Under the terms of the agreement, Harrow will pay $30 million in cash at closing and up to $70 million in contingent milestone payments tied to TYRVAYA’s net sales, for a potential total consideration of up to $100 million. Harrow expects to fund the upfront cash payment using cash on hand. The transaction is expected to close in the second half of 2026, subject to customary closing conditions.

“This acquisition is about Harrow’s commitment to offer the most comprehensive set of tools to help U.S. ophthalmologists and optometrists manage their patients’ dry eye disease. By adding TYRVAYA to our portfolio, we now have a highly effective and differentiated product that may be prescribed separately from VEVYE or in addition to VEVYE,” said Mark L. Baum, Chief Executive Officer of Harrow. “While VEVYE remains the cornerstone of our dry eye franchise, TYRVAYA strengthens our foundation by expanding the number of patients and physicians we can serve through a complementary mechanism of action: VEVYE addresses the inflammatory component of dry eye disease, and TYRVAYA stimulates the body’s natural basal tear production – literally within minutes of the first dosei. Also, as the first and only FDA-approved nasal spray for dry eye disease, TYRVAYA offers the 45+ millionii U.S. contact lens wearers a drop-free treatment option because it is the only prescription therapy that does not require lens removal before administration. We believe Harrow is now uniquely positioned to accelerate growth across our dry eye franchise by providing physicians with greater flexibility to individualize treatment for their patients.”

i ONSET-1 and ONSET-2 pivotal clinical trials of TYRVAYA (varenicline solution) nasal spray. Published in Cornea (October 2022) and Ophthalmology (April 2022)

ii Centers for Disease Control and Prevention. “About Contact Lenses.” Healthy Contact Lens Wear and Care. Published May 8, 2024

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“This transaction is another example of the disciplined approach to capital allocation and business development that has become a hallmark of Harrow’s growth strategy,” said Andrew Boll, President and Chief Financial Officer of Harrow. “This transaction aligns with what we believe is an attractive investment, providing a long-term stream of strategic value creation, with the primary purchase payment from cash on hand and any additional payments made only if net revenue milestones are achieved. Moreover, TYRVAYA is ‘plug and play’ with our existing cost structure, and given the existing stream of revenue TYRVAYA produces, is expected to be financially accretive shortly after the transaction closes.”

Building a Broad and Diverse U.S. Dry Eye Franchise

Dry eye disease is a complex, multifactorial condition that often requires different therapeutic approaches depending on (i) the underlying cause of the disease and (ii) the individual patient’s needs. Harrow’s unique approach to serving the dry eye community is centered on VEVYE and TYRVAYA, as well as FreshKote® Preservative Free, an OTC lubricant eye drop for the temporary relief of dry eye symptoms, and FLAREX®, a corticosteroid that treats ocular surface inflammation, well suited for managing flares – and is supported by the Harrow commercial team. Collectively, Harrow has created one of the industry’s most comprehensive branded dry eye franchises, with multiple complementary therapies that address distinct mechanisms of dry eye disease and all phases of the patient’s treatment continuum.

Harrow’s Chief Commercial Officer, Patrick Sullivan, added, “There are literally thousands of physicians writing TYRVAYA today, and the brand comes to us with real promotional awareness already built – that is a rare thing to be able to acquire. VEVYE will remain positioned as Harrow’s first-line anchor product for chronic dry eye disease, with TYRVAYA promoted and fully supported as a unique, fast-acting, safe, and clinically proven prescription tool in physicians’ armamentaria for patients who struggle with, or resist drops or contact lens wear. Our team can now introduce VEVYE to the established base of TYRVAYA prescribers and TYRVAYA to the physicians who already trust VEVYE, adding unique writers to both franchises. Every physician interaction now carries two branded prescription options instead of one, which we expect to raise the productivity of our commercial organization and strengthen the growth trajectory of both VEVYE and TYRVAYA, as well as our entire ocular surface franchise.”

VEVYE® (cyclosporine ophthalmic solution) 0.1%

Indications and Usage

VEVYE® (cyclosporine ophthalmic solution) 0.1% is indicated for the treatment of the signs and symptoms of dry eye disease.

Important Safety Information

WARNINGS AND PRECAUTIONS

Potential for Eye Injury and Contamination: To avoid the potential for eye injury and/or contamination, patients should not touch the bottle tip to the eye or other surfaces.

Use with Contact Lenses: VEVYE® should not be administered while wearing contact lenses. If contact lenses are worn, they should be removed prior to administration of the solution. Lenses may be reinserted 15 minutes following the administration of VEVYE®.

ADVERSE REACTIONS

In clinical trials with 738 subjects receiving at least 1 dose of VEVYE®, the most common adverse reactions were instillation site reactions (8%) and temporary decreases in visual acuity (3%).

TYRVAYA® (varenicline solution) nasal spray 0.03 mg

INDICATIONS AND USAGE

TYRVAYA (varenicline solution) nasal spray is a cholinergic agonist indicated for the treatment of the signs and symptoms of dry eye disease

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ADVERSE REACTIONS

The most common adverse reaction reported in 82% of patients was sneezing. Events that were reported in 5-16% of patients were cough, throat irritation, and instillation-site (nose) irritation.

FLAREX® (fluorometholone acetate ophthalmic suspension) 0.1%

Indications and Usage

FLAREX® (fluorometholone acetate ophthalmic suspension) 0.1% is indicated for use in the treatment of steroid-responsive inflammatory conditions of the palpebral and bulbar conjunctiva, cornea, and anterior segment of the eye.

Important Safety Information

CONTRAINDICATIONS

Contraindicated in acute superficial herpes simplex keratitis, vaccinia, varicella, and most other viral diseases of the cornea and conjunctiva; mycobacterial infection of the eye; fungal diseases; acute purulent untreated infections, which like other diseases caused by microorganisms, may be masked or enhanced by the presence of the steroid; and in those persons who have known hypersensitivity to any component of this preparation.

WARNINGS AND PRECAUTIONS

Topical Ophthalmic Use: Not for injection.

Intraocular Pressure Increase: Prolonged use may result in glaucoma, damage to the optic nerve, and defects in visual acuity and visual field. It is advisable that the intraocular pressure be checked frequently.

Cataracts: Use of corticosteroids may result in cataract formation.

Delayed Healing: Topical ophthalmic corticosteroids may slow corneal wound healing. In those diseases causing thinning of the cornea or sclera, perforation has been known to occur with chronic use of topical steroids.

Viral Infections: Use in the treatment of herpes simplex infection requires great caution.

Bacterial Infections: Use of corticosteroids may suppress the host response and thus aid in the establishment of secondary ocular infections. Acute purulent infections of the eye may be masked or exacerbated by the presence of steroid medication.

Fungal Infections: Fungal infections of the cornea are particularly prone to develop coincidentally with long-term local steroid application. Fungus invasion must be considered in any persistent corneal ulceration where a steroid has been used or is in use.

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Contamination: Do not touch dropper tip to any surface as this may contaminate the suspension.

Contact Lens Wear: Contact lenses should be removed during instillation of FLAREX but may be reinserted 15 minutes after instillation.

Temporarily Blurred Vision: Vision may be temporarily blurred following dosing with FLAREX. Care should be exercised in operating machinery or driving a motor vehicle.

ADVERSE REACTIONS

Glaucoma with optic nerve damage, visual acuity and field defects, cataract formation, secondary ocular infection following suppression of host response, and perforation of the globe may occur. Post marketing

Experience: The following reaction has been identified during post marketing use of FLAREX in clinical practice. Because reactions are reported voluntarily from a population of unknown size, estimates of frequency cannot be made. The reaction, which has been chosen for inclusion due to either its seriousness, frequency of reporting, possible causal connection to FLAREX, or a combination of these factors, includes dysgeusia. The following rare adverse reactions have been reported: Cushing’s syndrome and adrenal suppression may occur after very frequent use of topical ophthalmic corticosteroids, particularly in very young children.

FRESHKOTE®

FRESHKOTE® Preservative Free (PF) is a lubricant eye drop that temporarily relieves burning, itching and other dry eye symptoms.

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma and a range of other ocular surface conditions and diseases of the retina. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contacts:

Mike Biega

Vice President of Investor Relations and Communications

mbiega@harrowinc.com

617-913-8890

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